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                                                                    Exhibit 10.1


                              MILLIPORE CORPORATION
                            1999 STOCK INCENTIVE PLAN

1.       PURPOSE

The purpose of this 1999 Stock Incentive Plan (the "Plan") is to advance the interests of Millipore Corporation (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons or entities for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares ("Shares") of the Company's common stock ("Stock").

         The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options and Restricted Stock, all as more fully described below.

2.       ADMINISTRATION

         The Plan will be administered by the Management Development and Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Plan and its administration will comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule and will comply with the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will determine the recipients of Awards, the times at which Awards will be made and the size and type or types of Awards to be made to each recipient and will set forth in such Awards the terms, conditions and limitations applicable to it. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee or the Board to make adjustments under Section 12 or to amend or terminate the Plan under Section 16.

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3.       EFFECTIVE DATE AND TERM OF PLAN

         The Plan will become effective on the date on which it is approved by the stockholders of the Company. Grants of Awards under the Plan may be made prior to that date, subject to such approval of the Plan.

         The Plan will terminate ten years after the effective date of the Plan, subject to earlier termination of the Plan by the Board pursuant to Section 16. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.

4.       SHARES SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 11 below, (i) the maximum aggregate number of Shares of Stock that may be delivered for all purposes under the Plan shall be 9,563,605 (5,061,435 shares after giving effect to the Board of Directors approval of an amendment in February 2002 increasing the number of shares by 5,000,000 subject to approval by the Stockholders at the 2002 Annual Meeting) and (ii) the maximum number of Options and Restricted Stock awarded to any Participant (as defined in Section 5 below) in any calendar year under the Plan shall be (x) 250,000 in the case of all Participants other than the Chief Executive Officer and/or President of the Company and (y) 500,000 in the case of the Chief Executive Officer and/or President of the Company. The maximum aggregate number of Shares of Stock which may be issued under the Plan pursuant to the exercise of ISOs (as defined in Section 7 below) shall be 1,000,000. The maximum aggregate number of Shares of Stock which may be issued under the Plan as Restricted Stock shall be 250,000.

         If any Award requiring exercise by the Participant for delivery of Stock is canceled or terminates without having been exercised in full, the number of Shares of Stock as to which such Award was not exercised will be available for future grants of stock. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award shall be available again for Awards under the Plan, but only to Participants who are not subject to Section 16 of the Exchange Act. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan.

         Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional Shares of Stock will be delivered under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

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5.       ELIGIBILITY AND PARTICIPATION

         Those eligible to receive Awards under the Plan ("Participants") will be persons in the employ of the Company or any of its subsidiaries ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, except that non-Employee directors of the Company or a subsidiary of the Company are not eligible to participate in this Plan. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.       DELEGATION OF AUTHORITY

         The Committee may delegate to senior officers of the Company who are also directors of the Company (including, without limitation, the Chief Executive Officer and/or President) its duties under the Plan subject to such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make grants to Participants (i) who are subject to
Section 16 of the Exchange Act or any successor statute, including, without limitation, decisions on timing, amount and pricing of Awards, or (ii) whose compensation is covered by Section 162(m) of the Code.

7.       OPTIONS

         a. Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Code (referred to herein as an "ISO") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

         b. Exercise Price. The exercise price of each Option shall be determined by the Committee, but in the case of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the Fair Market Value of a Share at the time the ISO is granted; nor shall the exercise price of any other Option be less than 100% of the Fair Market Value of a Share at the time the Option is granted; provided, that, in no case shall the exercise price of an Option be less, in the case of an original issue of authorized Stock, than the par value of a Share. For purposes of this Plan, "Fair Market Value" shall mean, except as provided below, the closing price of a Share as reported on the New York Stock Exchange on the day prior to the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the day prior to the date of grant, the next preceding day on which it is open or, if the Shares are no longer listed on such Exchange, such term shall have the same meaning as it does in the case of ISOs. In the case of ISOs, the term

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"Fair Market Value" shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to ISOs. For purposes of this Plan, "ten-percent shareholder" shall mean any Employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

         c. Duration of Options. In no case shall an Option be exercisable more than ten years (five years, in the case of an ISO granted to a "ten-percent shareholder" as defined in (b) above) from the date the Option was granted.

         d. Exercise of Options and Conditions. Options granted under any single Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

         e. Payment for and Delivery of Stock. Full payment for Shares purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may approve, including, without limitation, delivery of Shares of Stock.

8.       RESTRICTED STOCK

         A Restricted Stock Award entitles the recipient to acquire Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award may be subject to such restrictions, conditions, and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer; continuous service with the Company; achievement of business objectives, and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award will have all the rights of a stockholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any dividends thereon. In the event of a Participant's death, any Restricted Stock previously awarded to him shall become free of restrictions, unless at the time of its initial grant the Committee has provided otherwise.

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9.       TRANSFERS AND TERMINATIONS

         a. No Award (other than an Award in the form of an outright transfer of Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime will be exercisable only by the Participant or, in the event of a Participant's incapacity, his or her guardian or legal representative, except that with the approval of the Board of Directors (and upon such terms and conditions imposed by the Board) Participants may gift Options to immediate family members or family trusts.

         b. If and when an employee Participant shall cease to be an employee of the Company (or a subsidiary) any Award granted to him under this Plan shall, except as otherwise provided in this Section 9(b), terminate. During the 90 day period following the Participant's termination of employment, for reasons other than "cause", the Participant shall have the right to exercise any Options previously granted, vested and exercisable on the Participant's employment termination date. In the event an employee is terminated for "cause", any Option granted to him under this Plan shall terminate immediately.

            The Committee may provide for an optionee a special exercise period which will apply if his employment terminates due to retirement at normal retirement age (as defined in the Company's Retirement Plan) or he terminates his employment earlier with the consent of the Company (the "Special Exercise Period"). The Special Exercise Period will begin on the date of termination of employment and end on the date specified by the Committee, but in no event later than the earlier of the expiration date of the option or the fifth anniversary of the date of termination of employment. During such period the option will be exercisable to the extent it would have been exercisable had the Participant remained in the employ of the Company.

            With respect to non-incentive stock options granted under the Plan to employees, the Special Exercise Period shall apply without further consent of the Committee if a Participant's employment with the Company terminates after such Participant has attained age 62 and completed ten (10) years of Service (as defined in the Company's Retirement Plan) with the Company.

            Any question whether or when a Participant has retired or terminated his employment with the consent of the Company shall be determined by the Committee, and its determination shall be final.

            If a Participant dies while employed by the Company (or a subsidiary) or during a Special Exercise Period provided under this Section 9(b), his Option may be exercised in accordance with Section 10.

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         Notwithstanding any other provision contained in this Plan, the Company shall have the right, but shall not be required, to repurchase from any employee who terminates his employment without the consent and approval of the Company, within six months of the exercise of any Option, the shares of the Company's Common Stock so purchased by said employee at their original (or exercise) price.

         c. In the event a Participant's employment with the Company terminates after such Participant has attained the age of 62 and completed ten (10) years of Service (as defined in the Company's Retirement Plan) with the Company, any Restricted Stock previously granted to him under the Plan shall become free of any and all restrictions.

         d. No award, nor anything contained in the Plan shall confer upon any participant any right to continue in the Company's employ or limit in any way the Company's right to terminate his employment at anytime. In no event shall the loss of profit or potential profit in any award constitute an element of damages in the event of termination of the employment relationship of the participant, even if the termination is in violation of an obligation of the Company or any of its subsidiaries.

10.      DEATH OF PARTICIPANT

         a. Should a participant die while in the employ of the Company (or a subsidiary), or within a Special Exercise Period provided to him under Section 9, any Option held by him at death may be exercised by his estate, or by the person or persons designated in his last will and testament, as follows: In the case of death during employment, each Option will be exercisable until the earlier of (1) the first anniversary of his death (or such earlier date as the Committee may establish at the time of the grant) and (2) the original expiration date of the Option to the extent the Option was exercisable by the participant at the time of death. In the case of death during a Special Exercise Period, each Option will be exercisable during the remainder of such period to the extent it would have been exercisable had the employee lived.

11.      ADJUSTMENTS

         a. In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant under Section 4 above.

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         b. In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of Shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

         c. In the event that any option granted under the Millipore Corporation 1995 Combined Stock Option Plan, as Amended, or any restricted stock awarded under the 1995 Long Term Restricted Stock (Incentive) Plan for Senior Management shall expire or terminate or be forfeited under said Plans, then, in that event, any such option or restricted stock shall be added to the number of Shares of Stock that may delivered for all purposes under this Plan.

12.      RIGHTS AS A STOCKHOLDER

         Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares.

13.      CONDITIONS ON DELIVERY OF STOCK

         The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (c) all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

         If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.



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14.      TAX WITHHOLDING

         The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and further to condition the obligation to deliver or vest Shares under this Plan upon the Participant's paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise of an Award, Shares whose Fair Market Value is equal to such liability.

15.      MERGERS; ETC.

         In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding Options shall, if the Committee, so votes by a majority of the members of the Committee who are Continuing Directors (as defined below), become immediately exercisable and each outstanding share of Restricted Stock shall immediately become free of all restrictions and conditions. In that event, upon consummation of the Transaction, all outstanding Options shall terminate and cease to be exercisable.

         In lieu of the foregoing, if there is an acquiring or surviving corporation or equity, the Committee may, by vote of a majority of the members of the Committee who are Continuing Directors, arrange to have such acquiring or surviving corporation or entity or an Affiliate (as defined below) thereof grant to Participants holding outstanding Awards replacement Awards which, in the case of ISOs, satisfy, in the determination of the Committee, the requirements of
Section 424(a) of the Code.

         The term "Continuing Director" shall mean any director of the Company who (i) is not an Acquiring Person or an Affiliate of an Acquiring Person and
(ii) either was (A) a member of the Board of Directors of the Company on the date hereof or (B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding Common Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any trustee in respect thereof acting in such capacity shall, for

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purposes of this Section, be deemed an "Acquiring Person". The term "Affiliate", with respect to any Person, shall mean any other Person who is, or would bedeemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

16.      AMENDMENTS AND TERMINATION

         The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan provided that, except for adjustments under Section 11 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award. Notwithstanding the preceding sentence, the Committee will not reprice any stock option (whether by modification of the exercise price, replacement, or cancellation and regrant) without shareholder approval.

         The Board may amend, suspend or terminate the Plan except that no such action may be taken, without shareholder approval, which would effectuate any change for which shareholder approval is required pursuant to Section 16 of the Exchange Act.

17.      PRIOR PLANS

         This Plan is intended to replace the Millipore Corporation 1995 Combined Stock Option Plan, as amended and the 1995 Long Term Restricted Stock (Incentive) Plan for Senior Management (collectively the "Prior Plans"), which Prior Plans shall automatically be terminated and replaced and superseded by this Plan on the date on which this Plan becomes effective, except that any option or restricted stock granted under the Prior Plans shall remain in effect pursuant to their terms.

18.      MISCELLANEOUS

         This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

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